Angel Oak Mortgage REIT, Inc. Participates in AOMT 2024-13, Bringing Its 2024 Total Securitization Volume to Over $850 Million

Company contributes $167 million in scheduled unpaid principal balance to its fifth securitization of the year.

ATLANTA—December 16, 2024—Angel Oak Mortgage REIT, Inc. (NYSE: AOMR), (the “Company,” “we,” and “our”), a leading real estate finance company focused on acquiring and investing in first-lien non-QM loans and other mortgage-related assets in the U.S. mortgage market, announces its participation in AOMT 2024-13, a $288.9 million scheduled principal balance securitization backed by a pool of residential mortgage loans to which AOMR contributed a scheduled unpaid principal balance of $167.2 million. AOMR participated in AOMT 2024-13 alongside other Angel Oak entities. The senior tranche received an AAA rating from Fitch Ratings.

Key Highlights
•In total, AOMT 2024-13 consists of 627 loans. The securitization has a weighted average mortgage rate of 7.37%, a weighted average original credit score of 754, a weighted average original loan-to-value ratio of 69.9%, and a weighted average non-zero debt-to-income ratio of 33.8%.
•AOMR contributed loans with a scheduled unpaid principal balance of $167.2 million, against which it carried $141.5 million of warehouse financing.
•AOMR will retain its pro-rata share of the unsold bonds in the securitization.
•The Company plans to deploy capital released from the deal to continue accretive purchases of high-quality non-QM loans to drive incremental net interest income.
Forward Looking Statements
This press release contains certain forward-looking statements that are subject to various risks and uncertainties, including, without limitation, statements relating to the performance of the Company’s investments. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “continue,” or by the negative of these words and phrases or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe existing or future plans and strategies, contain projections of results of operations, liquidity and/or financial condition, or state other forward-looking information. The Company’s ability to predict future events or conditions, their impact or the actual effect of existing or future plans or strategies is inherently uncertain. Although the Company believes that such forward-looking statements are based on reasonable assumptions, actual results and performance in the future could differ materially from those set forth in or implied by such forward-looking statements. You are cautioned not to place undue reliance on these forward‐looking statements, which reflect the Company’s views only as of the date of this press release. Additional information concerning factors that could cause actual results and performance to differ materially from these forward-looking statements is contained from time to time in the Company’s filings with the Securities and Exchange Commission. Except as required by applicable law, neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward‐looking statements. The Company does not undertake any obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.
About Angel Oak Mortgage REIT, Inc.
Angel Oak Mortgage REIT, Inc. is a real estate finance company focused on acquiring and investing in first lien non-QM loans and other mortgage-related assets in the U.S. mortgage market. The Company’s objective is to generate attractive risk-adjusted returns for its stockholders through cash distributions and capital appreciation across interest rate and credit cycles. The Company is externally managed and advised by an affiliate of Angel Oak Capital Advisors, LLC, which, collectively with its affiliates, is a leading alternative credit manager with market leadership in mortgage credit that includes asset management, lending, and capital markets. Additional information about the Company is available at www.angeloakreit.com.

Contacts
Investors:
investorrelations@angeloakreit.com
855-502-3920

IR Agency Contact:
Nick Teves or Joseph Caminiti
Alpha IR Group
AOMR@alpha-ir.com
312-445-2870
Company Contact:
KC Kelleher, Angel Oak Mortgage REIT, Inc.
Head of Corporate Finance & Investor Relations
404-528-2684
kc.kelleher@angeloakcapital.com